ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

Exhibit 99.2

NEWS RELEASE

Abraxas Executes Commitment Letter for $50 million Credit Facility

SAN ANTONIO (May 29, 2007) - Abraxas Petroleum Corporation (AMEX:ABP) today announced that it has executed a Commitment Letter with Société Générale for a $50 million credit facility.

The initial borrowing base is expected to be $6.5 million. Abraxas expects to close the credit facility by June 22, 2007.

“We are pleased to announce that while we will have zero drawn on this facility at closing, it will provide us with financial flexibility going forward,” commented Bob Watson, President and CEO of Abraxas.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploration and production company with operations in Texas and Wyoming.

FOR MORE INFORMATION CONTACT:

Barbara M. Stuckey/Director of Corporate Development

Direct Telephone 210.757.9835

Main Telephone 210.490.4788

bstuckey@abraxaspetroleum.com

www.abraxaspetroleum.com

500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232

Office: 210.490.4788 Exec/Acctg Fax: 210.490.8816